                                                        PETsMART, Inc. and Subsidiaries
                                                       Statement of Computation of Common
                                                        and Common Equivalent Shares and
                                                              Earnings per Share

                                                      (in thousands, except per share data)
                                                             For the 13 Weeks Ended            For the 39 Weeks Ended
                                                            November 2,    October 27,        November 2,   October 27,
PRIMARY (1)                                                    1997            1996              1997           1996
-----------                                                    ----            ----              ----           ----
Weighted average common shares outstanding                   115,225        113,139            114,642       111,867

Incremental common equivalents from options and warrants         628          5,804               -            5,562
                                                            --------       --------           --------      --------
Weighted average shares outstanding                          115,853        118,943            114,642       117,429
                                                            --------       --------           --------      --------
                                                            --------       --------           --------      --------


Net income (loss)                                           $    180       $ 10,433           $(36,282)     $ 13,006
                                                            --------       --------           --------      --------
                                                            --------       --------           --------      --------

Net income (loss) per share                                 $   0.00       $   0.09           $  (0.32)     $   0.11
                                                            --------       --------           --------      --------
                                                            --------       --------           --------      --------

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(1) Primary and Fully Diluted earnings per share are the same for all periods presented.